UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

EYENOVIA, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

On April 29, 2020, Eyenovia, Inc. (the “Company”) filed a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on June 11, 2020 at 9:00 a.m., EDT. On June 5, 2020, the Company issued a press release concerning its intention to convene and then immediately adjourn the Annual Meeting to June 30, 2020 at 9:00 a.m., EDT, in a virtual-only format by means of remote communication due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic. The Company is providing this supplement to broadly disseminate that information.

Eyenovia Announces Intention to Adjourn 2020 Annual Meeting of Stockholders to June 30, 2020 and Change to a Virtual Meeting Format

New York, NY – June 5, 2020 – Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print delivery technology, today announced that it intends to convene and immediately adjourn its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on June 11, 2020 at 9:00 a.m., EDT to June 30, 2020 at 9:00 a.m., EDT, and that the adjourned meeting will be conducted exclusively in a virtual-only format by means of remote communication. Stockholders and their proxy holders will not be able to physically attend the adjourned Annual Meeting in person, however, stockholders and their proxy holders may be deemed present in person and will be able to vote and ask questions during the adjourned Annual Meeting by means of remote communication through the online platform.

The decision to adjourn the Annual Meeting and hold it in a virtual-only format was made in light of the public health and safety concerns related to the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of the Company’s stockholders, employees, and community. The means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at the adjourned Annual Meeting will be forthcoming in a press release and also made available under the Investors – Financials – Annual Meeting Materials section of our website at www.eyenovia.com after the Annual Meeting is adjourned.

About Eyenovia

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print delivery technology. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for presbyopia, myopia progression and mydriasis. For more Information please visit www.eyenovia.com.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenovia.com

Investor Contact:

The Ruth Group

Tram Bui / Alexander Lobo

Phone: 646-536-7035/7037

tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

Phone: 508-280-6592

kthomas@theruthgroup.com